EXHIBIT 12

                     FIRST WASHINGTON REALTY TRUST, INC.
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                               PRO                     PRO
                                                              FORMA    HISTORICAL     FORMA               HISTORICAL
                                                              -----    ----------     -----    --------------------------------
                                                            09/30/96     09/30/96   12/31/95   12/31/95   12/31/94     12/31/93
                                                            --------     --------   --------   --------   --------     --------
Income (loss) before extraordinary item and minority
interest..................................................  $   4,748   $   3,431   $   6,236  $   2,931  $    (836)  $  (1,240)

Add:
  Interest on indebtedness................................     11,764       9,351      14,704      8,968      7,993       7,693
  Amortization of debt expense............................      1,703       1,674       2,384      2,262      1,308         216
                                                                -----       -----       -----      -----      -----         ---
    Income as adjusted....................................  $  18,215   $  14,456   $  23,324  $  14,161  $   8,465   $   6,669
                                                            =========   =========   =========  =========  =========   =========

Fixed charges:
  Interest on indebtedness................................  $  11,764   $   9,351   $  14,704  $   8,968  $   7,993   $   7,693
  Amortization of debt expense............................      1,703       1,674       2,384      2,262      1,308         216
  Capitalized interest....................................         --          --          --         --         --          --
  Preferred dividends.....................................      4,231       4,231       6,668      5,975      2,142          --
                                                                -----       -----       -----      -----      -----
    Total fixed charges...................................  $  17,698   $  15,256   $  23,756  $  17,205  $  11,443   $   7,909
                                                            =========   =========   =========  =========  =========   =========
Ratio of earnings to fixed charges........................        103%         --          --         --        --           --
                                                            =========   =========   =========  =========  =========   =========
Earnings Deficiency.......................................  $      --   $     800   $     432  $   3,044  $   2,978   $   4,593
                                                            =========   =========   =========  =========  =========   =========

                                                              12/31/92     12/31/91
                                                              --------     --------
Income (loss) before extraordinary item and minority
interest..................................................   $  (2,096)   $  (2,807)
Add:
  Interest on indebtedness................................       7,872        8,552
  Amortization of debt expense............................         272          395
    Income as adjusted....................................   $   6,048    $   6,140
Fixed charges:
  Interest on indebtedness................................   $   7,872    $   8,552
  Amortization of debt expense............................         272          395
  Capitalized interest....................................          92          245
  Preferred dividends.....................................          --           --
                                                             ---------    ---------
    Total fixed charges...................................   $   8,236    $   9,192
                                                             =========    =========
Ratio of earnings to fixed charges........................          --           --
                                                             =========    =========
Earnings Deficiency.......................................   $   1,240    $   2,188
                                                             =========    =========